UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CAUSEWAY ETMF TRUST

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11111 Santa Monica Boulevard

c/o Causeway Capital Management LLC

15th Floor

Los Angeles, CA 90025

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of the Class to be so Registered	Name of the Exchange on which the Class is to be so Registered	I.R.S. Employer Identification Number

Shares of beneficial interest, no par value per share, of:
Causeway International Value NextShares	The NASDAQ Stock Market LLC	82-2955613
Causeway Global Value NextShares	The NASDAQ Stock Market LLC	82-2998386

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-220536

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest of Causeway International Value NextShares and Causeway Global Value NextShares, each a series of Causeway ETMF Trust (the “Trust”) to be registered hereunder, is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-220536; 811-23294) filed on February 16, 2018, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 10th day of April, 2018.

CAUSEWAY ETMF TRUST

By:	/s/ Turner Swan
Name:	Turner Swan
Title:	President